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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.2 to the Registration Statement
No. 333-92214 of Cellco Partnership d/b/a Verizon Wireless and Verizon Wireless Capital LLC on Form S-4 of our report dated April 21, 2000 (relating to the financial statements of Vodafone AirTouch Plc - U.S. Cellular and Paging Operations) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

San Francisco, California
October 9, 2002